Exhibit 4.1

June 11, 2010

Wegener Communications, Inc.
11350 Technology Circle
Johns Creek, Georgia  30097

Re:  Thirteenth Amendment

Gentlemen:

Wegener Communications, Inc., a Georgia corporation (“Borrower”), and The David E. Chymiak Trust Dated December 15, 1999 (“Trust”), as assignee of the Bank of America, N.A., successor interest by merger to LaSalle Bank National Association, respecting a $4,000,000 Loan and Security Agreement (“Security Agreement”), which Security Agreement has been previously amended twelve times, wish to further amend the Security Agreement as provided herein (the “Thirteenth Amendment”).

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Trust hereby agree as follows:

Provision A. 7 of the Twelfth Amendment is deleted in its entirety and the following is substituted in its place:

7.           Solvency Representation.  Borrower’s obligations under paragraph 10(p) of the Security Agreement shall be suspended until the last day of Borrower’s 2010 fiscal fourth quarter ending on September 3, 2010.  Thereafter, such suspension shall end and Borrower’s full compliance with such obligations shall be required.

Except as expressly amended hereby, the Security Agreement, as amended, are ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms thereof.  In the event there is any conflict between the provisions of this Thirteenth Amendment and those in the Security Agreement generally, the provisions of this Thirteenth Amendment shall control in all respects.

[SIGNATURE PAGE FOLLOWS]

THE DAVID E. CHYMIAK TRUST DATED DECEMBER 15, 1999

By:  /s/  David E. Chymiak
Name:  David E. Chymiak
Title: Trustee
Accepted and agreed to this
11th day of June, 2010.

WEGENER COMMUNICATIONS, INC.

By:  /s/ C. Troy Woodbury, Jr.
Name:    C. Troy Woodbury, Jr.
Title: CEO
Accepted and agreed to this
11th day of June, 2010

By:  /s/ James Traicoff
Name:   James Traicoff
Title: Treasurer and CFO
Accepted and agreed to this
11th day of June, 2010

Consented and agreed to by the following guarantor of the obligations of Wegener Communications, Inc. to The David E. Chymiak Trust Dated December 15, 1999.

WEGENER CORPORATION

By:  /s/ C. Troy Woodbury, Jr.
Name:   C. Troy Woodbury, Jr.
Title: President and CEO
Date: June 11, 2010